EXHIBIT 3.1
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MEDIANEWS GROUP, INC.
     MediaNews Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:
     1. The name of the Corporation is MediaNews Group, Inc. and it was originally incorporated under the name Affiliated Newspapers Investments, Inc. The original certificate of incorporation was filed on January 25, 1994 with the Secretary of State of the State of Delaware.
     2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the certificate of incorporation of the Corporation, declaring a Third Amended and Restated Certificate of Incorporation of the Corporation to be advisable, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefore, such Third Amended and Restated Certificate of Incorporation to read as follows:
     FIRST: The name of the Corporation is MediaNews Group, Inc. (hereinafter, the “Corporation”).
     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
     THIRD: The nature of the business and of the purpose to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Three Million One Hundred Fifty Thousand (3,150,000) shares, consisting of (i) Three Million (3,000,000) shares of Class A Common Stock, with a par value of One-Thousandth of a Dollar ($0.001) per share (the “Class A Common Stock”), and (ii) One Hundred Fifty Thousand (150,000) shares of Class B Common Stock, with a par value of One-Thousandth of a Dollar ($0.001) per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”).
COMMON STOCK
     1. Voting Rights. Except as otherwise provided by law, the holders of the Class A Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes. In connection with all such matters, the number of votes to which each holder of Class A Common Stock shall be entitled shall be as set forth in the EIGHTH Article of this Third

Amended and Restated Certificate of Incorporation. No election of directors need be by written ballot. The holders of Class B Common Stock shall have no voting rights other than such rights as may be required by the first sentence of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware or any similar provision hereafter enacted. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares of Class B Common Stock then outstanding or reserved for issuance) by the affirmative vote of the holders of a majority of the Class A Common Stock of the Corporation, voting as a single class, without a vote by holders of the Class B Common Stock.
     2. Removal of Directors for Cause. A Director may be removed for cause by a vote of the majority of the outstanding shares of the Class A Common Stock. The cumulative voting provisions of the EIGHTH Article of this Third Amended and Restated Certificate of Incorporation shall not apply to a vote for removal of a Director for cause, and each holder of the Class A Common Stock shall be entitled to one vote for each share held.
     3. Dividends. The holders of Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. In connection with all such dividends, each share of Class A Common Stock shall have equal rights of participation, in all respects. No dividends shall be paid to holders of Class B Common Stock.
     4. Rights on Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Class A Common Stock and the holders of Class B Common Stock, as if such classes constituted a single class. For proposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.
     5. Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

     6. Conversion. (a) Upon (x) the consummation of a public offering by the Corporation or its shareholders of shares of the Corporation’s Class A Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, that results in (i) aggregate cash proceeds to the Corporation and selling shareholders of an amount equal to or greater than $50 million (before deduction of underwriting discounts and commissions) and (ii) the listing of such Class A Common Stock on any national securities exchange or quotation on the national market system of The Nasdaq Stock Market (or any successor or similar system), (y) consummation of any transaction that results in (i) the listing of Class A Common Stock of the Corporation on any national securities exchange or quotation on the national market system of The NASDAQ Stock Market (or any successor or similar system) and (ii) shares of such Class A Common Stock of the Corporation having a market value of at least $50 million held by Persons that are not “affiliates” of the Corporation (as such term is used in Rule 144 under the Securities Act of 1933, as amended) or (z) such date as shall have been determined by the Board of Directors (the “Mandatory Conversion Date”), all outstanding shares of Class B Common Stock shall automatically be converted into an equal number of shares of Class A Common Stock.
          (b) All holders of record of shares of Class B Common Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Class B Common Stock pursuant to this Section 6. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, to each record holder of Class B Common Stock. Upon receipt of such notice, each holder of shares of Class B Common Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section 6. On the Mandatory Conversion Date, all outstanding shares of Class B Common Stock shall be deemed to have been converted into shares of Class A Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Class B Common Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock which such holder is entitled pursuant to this Section 6. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Class B Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof.
          (c) All certificates evidencing shares of Class B Common Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date and until such surrender be deemed to represent the number of shares of Class A Common Stock into which the shares of Class B Common Stock represented thereby were converted.

          (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Class B Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.
     7. Action Without Meeting. Whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
     FIFTH: The Corporation is to have perpetual existence.
     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     l. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be such even number of directors as shall be fixed from time to time by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.
     2. The power to adopt, amend, or repeal the By-Laws and to adopt new By-Laws may be exercised by the unanimous vote of all directors then serving on the Board of Directors, or by the affirmative vote of the holders of at least three-fourths of the shares of the Corporations Class A Common Stock.
     SEVENTH: 1. Personal Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
     2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the following section hereof, “Right of Claimant to Bring Suit,” the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, which advancement of expenses shall not require an undertaking, by or on behalf of the director or officer so indemnified, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified, unless the General Corporation Law of the State of Delaware shall be construed to so require. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     3. Right of Claimant to Bring Suit. If a claim under the preceding section, “Right to Indemnification,” is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     4. Non-Exclusivity of Rights. The right of indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
     5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
     EIGHTH: At all elections of directors of the Corporation, each holder of Class A Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. In all other matters, each holder of Class A Common Stock shall have one vote.
     NINTH: From time to time any of the provisions of this Third Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Third Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article NINTH.
     TENTH: Prior to an initial public offering of shares of Common Stock, a shareholder will not be permitted to transfer shares of Common Stock, and the Corporation and its Transfer Agent, if applicable, will not be required to register any transfer of shares of Common Stock if, in the opinion of counsel to the Corporation, as a result of such transfer and the subsequent transfer of other shares of Common Stock to 100 persons not then stockholders of the Corporation, the Corporation will be required to register the Common Stock under the federal Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
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     3. The foregoing Third Amended and Restated Certification of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation this 1st day of July 2005.

By:	/s/ Joseph J. Lodovic, IV
Joseph J. Lodovic, IV
President

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